                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                     FORM 8-K(A)


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES AND EXCHANGE ACT OF 1934



                           Date of Report: October 9, 1996



                              JACOR COMMUNICATIONS, INC.


                                       DELAWARE
                    (State or Other Jurisdiction of Incorporation)


      0-12404                                         31-0978313
(Commission File No.)                          (IRS Employer Identification No.)



                            50 East RiverCenter Boulevard
                                      12th Floor
                              Covington, Kentucky 41011
                                    (606) 655-2267

Item 2.    Acquisition or Disposition of Assets

      As previously reported, Jacor Communications, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Regent Communications, Inc. ("Regent"). Pursuant to the terms of the Merger Agreement, Regent will merge with and into the Company (the "Merger"). After consummation of the Merger, the radio stations operated by Regent subsidiaries will be operated by indirect subsidiaries of the Company. Regent owns, operates or represents 20 radio stations in five U.S. markets: Kansas City, Salt Lake City, Las Vegas, Louisville and Charleston, S.C.

      On November 22, 1996, the waiting period with respect to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired. On December 1, 1996, a subsidiary of the Company commenced serving as time broker for the Regent stations pursuant to time brokerage agreements. On December 13, the Federal Communications Commission granted its initial approval with respect to the Merger. However, the completion of the Merger remains subject to various other conditions and a definitive closing date has not yet been scheduled.

Item 5.    Other Events

      On December 17, 1996, the Company's wholly owned subsidiary, Jacor Communications Company ("JCC") publicly issued $170.0 million in aggregate principal amount of its 9 3/4% Senior Subordinated Notes due 2006. In addition, in December 1996 the Company relocated its principal executive offices to 50 East RiverCenter Boulevard, 12th Floor, Covington, Kentucky 41011, (606) 655-2267.

Item 7.    Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired.

Report of Independent Accountants

Financial Statements:

      Consolidated Balance Sheets as of December 31, 1995 and September 30,
           1996.
      Consolidated Statements of Operations for the years ended December 31, 1994 and 1995 and for the nine month periods ended September 30, 1995 (unaudited) and 1996.
      Consolidated Statements of Shareholders' Equity for the years ended
           December 31, 1994 and 1995 and for the nine month period ended September 30, 1996.
      Consolidated Statements of Cash Flows for the years ended December 31,
           1994 and 1995 and the nine month periods ended September 30, 1995 (unaudited) and 1996.
      Notes to Consolidated Financial Statements.

(b)   Unaudited Pro Forma Financial Information.

      Unaudired Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and the nine month period ended September 30, 1996.
      Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
           September 30, 1996.
      Notes to Unaudited Pro Forma Financial Information.
      Pro Forma Adjustments

(c)   Exhibits

2.1 Agreement and Plan of Merger dated as of October 8, 1996 ("Merger Agreement") between Jacor Communications, Inc. and Regent Communications, Inc. (omitting schedules and exhibits not deemed material).*

2.2 Form of Warrant Agreement between Jacor Communications, Inc. and KeyCorp Shareholder Services, Inc., as warrant agent (included as Exhibit B to Merger Agreement).*

2.3 Escrow Agreement dated as of October 8, 1996 among Jacor Communications, Inc., Regent Communications, Inc. and PNC Bank, as escrow agent (included as Exhibit H to Merger Agreement).*

2.4 Registration Rights Agreement dated as of October 8, 1996 among Jacor Communications and the parties listed in Schedule I thereto (included as Exhibit I to Merger Agreement).*

23.1  Consent of Coopers & Lybrand L.L.P.

99.1  Press Release dated October 9, 1996.*

*Previously filed upon the initial filing of the Form 8-K relating to the Merger dated October 23, 1996.

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  JACOR COMMUNICATIONS, INC.



December 20, 1996                  By:  /s/ R. Christopher Weber
                                        -------------------------------------
                                        R. Christopher Weber, Senior Vice
                                        President and Chief Financial Officer

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
Regent Communications, Inc.

We have audited the accompanying consolidated balance sheets of Regent Communications, Inc. and Subsidiaries as of December 31, 1995 and September 30, 1996 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1994 and 1995 and for the nine month period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Regent Communications, Inc. and Subsidiaries as of December 31, 1995 and September 30, 1996, and the consolidated results of their operations and their cash flows for the years ended December 31, 1994 and 1995 and for the nine month period ended September 30, 1996, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P

Cincinnati, Ohio
November 8, 1996

REGENT COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS


              ASSETS                                            DECEMBER 31,             SEPTEMBER 30,
                                                                   1995                      1996
                                                                ------------             -------------
Current assets:
  Cash and cash equivalents                                  $   2,787,337             $   1,236,952
  Accounts receivable, less allowance for doubtful accounts
     of $290,800 in 1995 and $474,400 in 1996                    5,420,081                 6,353,396
  Other current assets                                             252,120                   319,213
                                                               -----------               -----------


     Total current assets                                        8,459,538                 7,909,561


Property and  equipment, net                                    10,156,229                 9,709,828
Intangible assets, net                                          59,565,917                61,597,501
Note receivable                                                    200,000                   200,000
                                                               -----------               -----------

     Total assets                                            $  78,381,684             $  79,416,890
                                                               -----------               -----------
                                                               -----------               -----------

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt                          $     513,929             $   2,038,216
  Accounts payable                                               2,122,129                 1,440,351
  Accrued expenses                                               2,194,637                 3,799,542
                                                               -----------               -----------

     Total current liabilities                                   4,830,695                 7,278,109

Long-term debt                                                  32,136,071                29,514,284
                                                               -----------               -----------

     Total liabilities                                          36,966,766                36,792,393
                                                               -----------               -----------

Commitments and contingencies

Shareholders' equity:
  1993 Series convertible preferred stock,
     $.01 par value; 1,000,000 shares authorized; 1,000,000
     shares issued and outstanding                                  10,000                    10,000
  1994 Series convertible preferred stock, $.01 par value:
     2,000,000 shares authorized: 1,337,907
     shares issued and outstanding                                  13,379                    13,379
  1995 Series convertible preferred stock,
     $.01 par value; 1,500,000 shares authorized;
     1,399,554 and 1,436,287 shares issued and
     outstanding at December 31, 1995 and
     September 30, 1996, respectively                               13,996                    14,363
  Class A common stock, $.01 par value; 5,000,000
     shares authorized; 50,000 shares issued and
     outstanding                                                       500                       500
  Class B common stock, $.01 par value;
     150,000 shares authorized
  Additional paid-in capital                                    47,752,128                48,298,756
  Deficit                                                       (5,975,085)               (5,462,501)
  Shareholder notes receivable                                    (400,000)                 (250,000)
                                                               -----------               -----------

     Total shareholders' equity                                 41,414,918                42,624,497
                                                               -----------               -----------


     Total liabilities and shareholders' equity             $   78,381,684            $   79,416,890
                                                               -----------               -----------
                                                               -----------               -----------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED
FINANCIAL STATEMENTS.

REGENT COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                NINE MONTH PERIOD ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                 --------------------------    --------------------------
                                                                                  1995
                                                    1994            1995       (UNAUDITED)        1996
                                                 ----------     -----------    -----------     ----------
Broadcast revenue                               $ 8,354,070    $ 19,604,948   $ 12,107,992   $ 26,237,925

Less agency commissions                           1,029,153       2,348,183      1,467,379      3,039,514
                                                 ----------     -----------    -----------     ----------

     Net revenue                                  7,324,917      17,256,765     10,640,613     23,198,411

Broadcast operating expenses                      7,736,618      14,660,414      9,457,652     19,069,612

Depreciation and amortization                     1,124,669       3,315,899      1,689,404      4,226,001

Time brokerage agreement termination expense        125,000

Corporate general and administrative expenses       669,849         740,337        481,854      1,176,861
                                                 ----------     -----------    -----------     ----------

     Operating loss                              (2,331,219)     (1,459,885)      (988,297)    (1,274,063)

Interest expense, net                               355,417       1,398,914        856,494      2,273,581

Gain on sale of radio station and format                                                        4,436,915

Other expense                                                                                    (376,687)
                                                 ----------     -----------    -----------     ----------

     (Loss) income before extraordinary item     (2,686,636)     (2,858,799)    (1,844,791)       512,584

Extraordinary  loss on early retirement
     of debt                                        125,844         227,752
                                                 ----------     -----------    -----------     ----------

     Net (loss) income                         $ (2,812,480)   $ (3,086,551)  $ (1,844,791)  $    512,584
                                                 ----------     -----------    -----------     ----------
                                                 ----------     -----------    -----------     ----------

Loss applicable to common shares:
  Net (loss) income                            $ (2,812,480)   $ (3,086,551)  $ (1,844,791)  $    512,584
  Preferred stock dividend requirements            (826,936)     (2,080,997)    (1,620,725)    (2,507,964)
                                                 ----------     -----------    -----------     ----------

     Loss applicable to common shares          $ (3,639,416)   $ (5,167,548)  $ (3,465,516)  $ (1,995,380)
                                                 ----------     -----------    -----------     ----------
                                                 ----------     -----------    -----------     ----------

Loss per common share:
  Before extraordinary item                    $     (70.27)   $     (98.79)  $     (69.31)  $     (39.91)
  Extraordinary item                                  (2.52)          (4.56)             -              -
                                                 ----------     -----------    -----------     ----------
     Loss per common share                     $     (72.79)   $    (103.35)  $     (69.31)  $     (39.91)
                                                 ----------     -----------    -----------     ----------
                                                 ----------     -----------    -----------     ----------

Number of common shares used in per
  share calculation                                  50,000          50,000         50,000         50,000
                                                 ----------     -----------    -----------     ----------
                                                 ----------     -----------    -----------     ----------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

REGENT COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996

                                                           1993 SERIES                1994 SERIES             1995 SERIES
                                                         PREFERRED STOCK            PREFERRED STOCK         PREFERRED STOCK
                                                       -------------------        ------------------      -------------------
                                          CLASS A
                                          COMMON
                                           STOCK       SHARES      AMOUNT          SHARES    AMOUNT        SHARES      AMOUNT
                                          -------     ---------   --------        --------  --------      --------    --------
Balances, December 31, 1993               $ 500         200,000   $ 2,000

Issuance of preferred stock at $10
   per share in March and April 1994                    800,000     8,000
Issuance of preferred stock at $12.50
   per share in August 1994, net of
   issuance  costs of $53,746                                                     606,000   $  6,060
Issuance of preferred stock at $12.50
   per share for a station acquisition                                            245,907      2,459
Shareholder note receivable
Preferred stock subscription at
   $12.50 per share
Net loss
                                         ------       ---------   -------        --------   --------    -----------   --------
Balances, December 31, 1994                 500       1,000,000    10,000         851,907      8,519

Issuance of preferred stock at $12.50
   per share for a station acquisition                                             40,000        400
Issuance of preferred stock at $12.50
   per share in May 1995                                                          446,000      4,460
Issuance of preferred stock at $15.00
   per share in October 1995, net of
   issuance costs of $123,408                                                                             1,399,554   $ 13,996

Net loss
                                         ------       ---------   -------       ---------   --------    -----------   --------

Balances, December 31, 1995                 500       1,000,000    10,000       1,337,907     13,379      1,399,554     13,996

Issuance of preferred stock at $15.00
   per share in July 1996, net of
   stock issuance costs of $4,000                                                                            36,733        367
Shareholder note receivable
Payments of shareholder notes receivable
Net income
                                         ------       ---------   -------       ---------   --------    -----------   --------

Balances, September 30, 1996              $ 500       1,000,000   $10,000       1,337,907   $ 13,379      1,436,287   $ 14,363
                                         ------       ---------   -------       ---------   --------    -----------   --------
                                         ------       ---------   -------       ---------   --------    -----------   --------


                                            PREFERRED STOCK
                                             SUBSCRIPTION
                                          -------------------
                                                                                                       SHARE-
                                                                      ADDITIONAL                       HOLDER
                                                                        PAID-IN                         NOTES
                                          SHARES        AMOUNT          CAPITAL         DEFICIT      RECEIVABLE       TOTAL
                                        ----------    -----------    ------------    ------------   ------------  ------------
Balances, December 31, 1993               800,000     $ 8,000,000    $ 2,247,500     $   (76,054)                  $10,173,946

Issuance of preferred stock at $10
   per share in March and April 1994     (800,000)     (8,000,000)     7,992,000
Issuance of preferred stock at $12.50
   per share in August 1994, net of
   issuance  costs of $53,746                                          7,515,194                                     7,521,254
Issuance of preferred stock at $12.50
   per share for a station acquisition                                 3,071,388                                     3,073,847
Shareholder note receivable                                                                          $(400,000)       (400,000)
Preferred stock subscription at
   $12.50 per share                       446,000       5,575,000                                                    5,575,000
Net loss                                                                              (2,812,480)                   (2,812,480)
                                         --------     -----------    -----------     -----------     ---------     -----------
Balances, December 31, 1994               446,000       5,575,000     20,826,082      (2,888,534)     (400,000)     23,131,567

Issuance of preferred stock at $12.50
   per share for a station acquisition                                   499,600                                       500,000
Issuance of preferred stock at $12.50
   per share in May 1995                 (446,000)     (5,575,000)     5,570,540
Issuance of preferred stock at $15.00
   per share in October 1995, net of
   issuance costs of $123,408                                         20,855,906                                    20,869,902

Net loss                                                                              (3,086,551)                   (3,086,551)
                                         --------     -----------    -----------     -----------     ---------     -----------


Balances, December 31, 1995                     -               -     47,752,128      (5,975,085)     (400,000)     41,414,918

Issuance of preferred stock at $15.00
   per share in July 1996, net of
   stock issuance costs of $4,000                                        546,628                                       546,995
Shareholder note receivable                                                                           (550,000)       (550,000)
Payments of shareholder notes receivable                                                               700,000         700,000
Net income                                                                               512,584                       512,584
                                         --------     -----------    -----------     -----------     ---------     -----------


Balances, September 30, 1996                    -     $         -    $48,298,756     $(5,462,501)    $(250,000)    $42,624,497
                                         --------     -----------    -----------     -----------     ---------     -----------
                                         --------     -----------    -----------     -----------     ---------     -----------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

REGENT COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                NINE MONTH PERIOD ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                 --------------------------    --------------------------
                                                                                  1995
                                                   1994            1995        (UNAUDITED)        1996
                                               ------------   -------------    -----------     ----------
Cash flows from operating activities:
  Net (loss) income                            $ (2,812,480)  $  (3,086,551)  $ (1,844,791)    $  512,584
  Adjustments to reconcile net (loss)
    income to net cash used in
    operating activities:
    Extraordinary loss on early retirement
     of debt                                        125,844         227,752
    Depreciation                                    292,945         855,601        461,140        805,809
    Amortization of intangibles                     831,724       2,460,298      1,228,264      3,420,192
    Net barter expense (revenue)                     30,469         (19,960)       (22,869)         7,592
    Debt prepayment costs                                          (128,890)
    Gain on sale of station                                                                    (4,236,915)
    Gain on sale of format                                                                       (200,000)
    Loss on disposal of assets                                                                      4,675
Changes in operating assets and liabilities,
   net of acquisitions and disposition:
  Accounts receivable                            (2,067,146)     (2,627,327)      (533,395)      (870,209)
  Prepaid expenses and other current assets        (106,572)       (137,799)      (126,745)       (67,092)
  Accounts payable                                  269,069       1,203,919       (191,235)      (791,027)
  Accrued expenses                                  785,646       1,037,936        290,476      1,160,587
                                               ------------   -------------     ----------     ----------

  Net cash used in operating activities          (2,650,501)       (215,021)      (739,155)      (253,804)
                                               ------------   -------------     ----------     ----------

Cash flows from investing activities:
  Cash paid for station acquisitions            (26,908,750)    (34,537,858)   (11,859,555)   (11,432,241)
  Capital expenditures                             (634,595)     (1,016,599)      (758,511)    (1,364,762)
  Proceeds from disposal of assets                                   88,956                   11,1442,786
  Proceeds from sale of station format                                                          1,000,000
  Payments related to change in
    station format                                                                               (327,878)
                                               ------------   -------------     ----------     ----------

Net cash used in investing activities           (27,543,345)    (35,465,501)   (12,618,066)      (682,095)
                                               ------------   -------------     ----------     ----------

Cash flows from financing activities:
  Proceeds from the issuance of
   preferred stock                               15,121,253      26,444,902     16,825,000        296,995
  Note receivable                                                  (200,000)      (200,000)       400,000
  Payments on long-term debt                                    (16,451,335)    (8,420,121)    (2,097,500)
  Proceeds from the issuance of
   long-term debt                                13,349,749      30,751,586      5,519,206      1,000,000
  Other financing costs                            (269,374)     (2,133,116)      (278,954)      (213,981)
                                               ------------   -------------     ----------     ----------

Net cash provided by (used in)
  financing activities                           28,201,628      38,412,037     13,445,131       (614,486)
                                               ------------   -------------     ----------     ----------

Net (decrease) increase in cash and
  cash equivalents                               (1,992,218)      2,731,515         87,910     (1,550,385)

Cash and cash equivalents, beginning
  of period                                       2,048,040          55,822         55,822      2,787,337
                                               ------------   -------------     ----------     ----------

Cash and cash equivalents, end of period       $     55,822   $   2,787,337     $  143,732     $1,236,952
                                               ------------   -------------     ----------     ----------
                                               ------------   -------------     ----------     ----------



THE ACCOMPANYING NOTES ARE INTEGRAL PART OF THE CONSOLIDATED FINANCIAL
STATEMENTS.

REGENT COMMUNICATIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       SUBSEQUENT EVENTS:

         On October 9, 1996 Regent Communications, Inc. (the "Company") and Jacor Communications, Inc., ("Jacor"), entered into a merger agreement by which Jacor will acquire the Company. In exchange for all of the outstanding stock of the Company, Jacor will issue 3.55 million shares of Jacor common stock, warrants to purchase 500,000 shares of Jacor's common stock at an exercise price of $40 per share and assume up to $64 million of the Company's debt, subject to adjustment pursuant to terms of the merger agreement. In the event that the value of Jacor's common stock to be received by the Company's shareholders is less than $116.0 million at Jacor's option: (a) Jacor may make up the difference by the delivery of additional shares of common stock equal to that difference; (b) pay the difference in cash; or (c) pay all of the merger consideration in cash. The Company has also entered into a time brokerage agreement with Jacor such that Jacor will commence operating the Company's stations upon the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In addition, Jacor has committed to provide the Company with a $2,000,000 line of credit, accruing interest at 12% per annum, the proceeds of which shall be used to ensure compliance with the Credit Agreement (see Note 8) while the time brokerage agreement is in effect. The holders of more than a majority of the outstanding shares of the Company's capital stock delivered to the Company irrevocable written consents approving the merger agreement. The closing of the transaction is conditioned on, among other things, receipt of Federal Communications Commission and other regulatory approvals.

         In connection with the merger agreement, the Company entered into a Limited Consent and Agreement to the Credit Agreement, (the "Consent") whereby the Company's senior lenders approved the merger. Pursuant to the Consent, all of the Company's debt obligations outstanding under the Credit Agreement must be paid in full prior to or concurrent with the consummation of the merger agreement. If the merger agreement terminates for any reason, or if the time brokerage agreement is in effect after October 9, 1997, the Company will be required to prepay the debt outstanding under the Credit Agreement in an amount not less than the greatest of (a) $10,000,000; (b) an amount sufficient when applied to prepay the debt to reduce the Consolidated Total Debt Ratio to not more than 4:0 to 1:0; or (c) the aggregate amount of all payments received by the Company from any person due to the termination of the merger agreement.

         In October 1996, the Company acquired substantially all of the assets of WVEZ(FM) in Louisville, Kentucky for $12,163,000 in cash. In November 1996, the Company acquired substantially all of the assets of radio station KZHT(FM) in Salt Lake City, Utah for $5,000,000 in cash. The Company also purchased all of the stock of Bountiful Broadcasting, Inc., owner of KURR(FM) in Salt Lake City, Utah, for $6,000,000 in cash. In addition, the Company sold radio stations WHKW(AM) in Louisville, Kentucky and KKDD(AM) in Las Vegas, Nevada for $1,000,000 and $600,000, respectively, in cash.

2.       ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS:

    a. ORGANIZATION: The Company, a Delaware corporation, owns and/or operates radio stations located in Louisville, Kentucky; Las Vegas, Nevada; Kansas City, Missouri; Salt Lake City, Utah; and Charleston, South Carolina.

    b. BASIS OF PRESENTATION: The accompanying consolidated financial statements include the accounts of Regent Communications, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

         The consolidated statements of operations and cash flows for the nine month period ended September 30, 1995, included herein, have been prepared by the Company, without audit. The Company believes that the disclosures presented herein with respect to the unaudited period are adequate to make the information presented not misleading and reflect all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of results of operations for such periods.

    c. BROADCAST REVENUE: Broadcast revenue for commercial broadcasting advertisements is recognized when the commercial is broadcast.

    d. BARTER TRANSACTIONS: Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast, and merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the advertising, a liability (deferred barter revenue) is recorded. If advertising is broadcast before the receipt of the goods or services, a receivable is recorded.

    e. CONSOLIDATED STATEMENTS OF CASH FLOWS: For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents. Interest paid for the years ended December 31, 1994 and 1995 and for the nine month periods ended September 30, 1995 and 1996 was $315,814, $1,071,551, $915,960 and
         $1,899,461, respectively.

    f. CONCENTRATIONS OF CREDIT RISK: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The credit risk is limited due to the large number of customers comprising the Company's customer base and their dispersion across several different geographic areas of the country.

    g. PROPERTY AND EQUIPMENT: Property and equipment are stated at cost and depreciated on the straight-line basis over the estimated useful lives of the assets as follows:

         Land improvements                       20 years
         Buildings                               40 years
         Equipment                               4-13 years
         Furniture and fixtures                  10 years
         Leasehold Improvements                  Life of Lease

    h. INTANGIBLE ASSETS: Intangible assets are stated at cost and amortized on the straight-line basis over the following lives:

         Broadcast intangibles and goodwill           15 years
         Other intangibles                            5 to 7 years

         The carrying value of intangible assets is reviewed by the Company when events or circumstances suggest that the recoverability of an asset may be impaired. If this review indicates that goodwill and licenses will not be recoverable, as determined based on the undiscounted cash flows of the entity over the remaining amortization period, the carrying value of the goodwill and licenses will be reduced accordingly.

    i. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    j. INCOME TAXES: Income taxes are provided based on the asset and liability method of accounting pursuant to Statement of Financial Accounting Standards (SFAS) 109, "Accounting for Income Taxes". Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

    k. PER SHARE DATA: Loss per common share for the years ended December 31, 1994 and 1995 and for the nine month periods ended September 30, 1995 and 1996 is based on the weighted average number of common shares outstanding and gives consideration to the dividend requirements of the convertible preferred stock. The Company's common stock options and convertible preferred stock were anti-dilutive and, therefore, were not included in the computation.

3.  STATION TRANSACTIONS:

    In April 1994, the Company acquired substantially all of the assets of radio station WLQT(FM) in Dayton, Ohio for $5,500,000 in cash.

    In May 1994, the Company acquired substantially all of the assets of radio stations WDJX(FM) and WHKW(AM), each of which is located in Louisville, Kentucky for $5,500,000 in cash. Pursuant to the WDJX(FM) purchase agreement, the Company was assigned a time brokerage agreement with respect to radio station WSJW(FM) in Louisville, Kentucky.

    In July 1994, the Company entered into an advertising sales agreement with KBGO(FM) located in Las Vegas, Nevada. The advertising sales agreement was changed to a time brokerage agreement during 1996.

    In August 1994, the Company acquired substantially all of the assets of radio station WDOL(FM) in Dayton, Ohio for $1,500,000 in cash and a $650,000 subordinated promissory note. A time brokerage agreement effective May 1, 1994 with WDOL(FM) was terminated upon completion of the purchase.

    In August 1994, the Company acquired all of the stock of Wescom Holdings, Inc., owner of radio station KSNE(FM) in Las Vegas, Nevada in exchange for the issuance of 245,907 shares of the 1994 series of convertible preferred stock (see Note 6) valued at approximately $3,073,000 and $2,677,000 in cash.

    In September 1994, the Company acquired substantially all of the assets of radio station WSFR(FM) in Corydon, Indiana for $2,600,000 in cash. A time brokerage agreement effective May 1, 1994 with WSFR(FM) was terminated upon completion of the purchase.

    In October 1994, the Company acquired substantially all of the assets of radio stations KFMS(FM) and KKDD(AM) located in Las Vegas, Nevada for $5,750,000 in cash and a $2,000,000 subordinated promissory note. A time brokerage agreement with KFMS(FM) and KKDD(AM) effective July 1, 1994 was terminated upon completion of the purchase.

    In January 1995, the Company purchased substantially all of the assets of radio station WFIA(AM) in Louisville, Kentucky for $500,000. The consideration for this purchase was 40,000 shares of the 1994 series convertible preferred stock.

    In October 1995, the Company acquired radio stations KUDL(FM) and KMXV(FM) in Kansas City, Missouri and KALL(AM), KODJ(FM) and KKAT(FM) in Salt Lake City, Utah for $33,950,000 in cash and a $5,000,000 subordinated seller note. The Company also entered into an advertising sales agreement with KBKK(FM) in Salt Lake City, Utah.

    In April 1996, the Company sold substantially all of the assets (excluding cash and accounts receivable) of WLQT(FM) and WDOL(FM) in Dayton, Ohio for $12,000,000 in cash.

    In April 1996, the Company acquired radio stations WEZL(FM) and WXLY(FM) in Charleston, South Carolina for $11,050,000 in cash.

    All of the above acquisitions have been accounted for as purchases. The excess cost over the fair value of net assets acquired is being amortized over 15 years. The results of operations of the acquired businesses are included in the Company's financial statements since the respective dates of acquisition. Assuming each of the 1995 and 1996 acquisitions and 1996 disposition had taken place at the beginning of 1995, unaudited pro forma consolidated results of operations would have been as follows:

                                                             NINE MONTH
                                          YEAR ENDED        PERIOD ENDED
                                          DECEMBER 31,      SEPTEMBER 30,
                                             1995               1996
                                         -------------     ---------------

    Net broadcasting revenue             $  27,720,848      $  23,309,275
    Net loss                                (4,976,017)        (3,669,547)
    Net loss per share                         (166.32)           (123.55)



    During May 1996, the Company sold the intellectual assets of WHKW(FM) in Louisville, Kentucky for $1,000,000 in cash.

    In July 1996, the Company entered into an agreement to purchase all of the outstanding stock of Southwest Radio Las Vegas, Inc., owner of KWNR(FM) in Las Vegas, Nevada, for $9,000,000 in cash and 480,000 shares of a new series of convertible preferred stock. Pursuant to the merger agreement with Jacor, the Company assigned all of its rights under this agreement to Jacor.

4.  PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following:

                                           DECEMBER 31,      SEPTEMBER 30,
                                              1995               1996
                                          -------------     ---------------

    Land and land improvements           $     380,993       $    783,342
    Buildings                                  112,215            423,285
    Equipment                                9,981,902          7,997,251
    Furniture and fixtures                     388,460            848,562
    Leasehold improvements                     436,441          1,224,826
                                         -------------       ------------

                                            11,300,011         11,277,266
    Less accumulated depreciation           (1,143,782)        (1,567,438)
                                         -------------       ------------

                                         $  10,156,229       $  9,709,828
                                         -------------       ------------
                                         -------------       ------------

     5.   INTANGIBLE ASSETS:

Intangible assets consist of the following:



                                           DECEMBER 31,      SEPTEMBER 30,
                                              1995               1996
                                          -------------     ---------------

    Broadcast intangibles and goodwill   $  60,423,164      $  64,821,432
    Other                                    2,409,266          2,602,405
                                         -------------       ------------

                                            62,832,430         67,423,837
    Less accumulated amortization           (3,266,513)        (5,826,336)
                                         -------------       ------------
                                         $  59,565,917      $  61,597,501
                                         -------------       ------------
                                         -------------       ------------


     6.   CAPITAL STOCK:

          The Company's Amended Certificate of Incorporation authorizes 5,000,000 shares of the Company's Class A common stock, 150,000 shares of Class B common stock, 4,500,000 shares of preferred stock and designates 1,500,000 shares as the 1995 Series Convertible Preferred Stock ("1995 Series"), 2,000,000 shares as the 1994 Series Convertible Preferred Stock ("1994 Series") and 1,000,000 shares as the 1993 Series Convertible Preferred Stock ("1993 Series").

          The preferred shares have the same voting rights as common stock and may be converted into one share of Class A common stock. The 1993 Series, 1994 Series, and 1995 Series have equal rights for the payment of dividends and the distribution of assets and rights upon liquidation, dissolution or winding up of the Company. The stated value of the 1993 Series, 1994 Series, and 1995 Series is $10 per share, $12.50 per share and $15 per share, respectively.

          Upon any liquidation of the Company, no distribution shall be made (a) to the holders of stock ranking junior to the convertible preferred stock unless the holders of the convertible preferred stock have received the stated value per share, plus an amount equal to all unpaid dividends or (b) to the holders of stock ranking on a parity with the convertible preferred stock, except distributions made ratably on the convertible preferred and all other such parity stock. Dividends accrue on the 1993 Series, 1994 Series, and 1995 Series at a cumulative annual rate of $.70, $.875, and $1.05 per share, respectively. Undeclared dividends in arrears amounted to $2,933,750 at December 31, 1995 and $5,450,000 at September 30, 1996. The Company may redeem the convertible preferred stock at the stated value, plus an amount equal to all unpaid dividends to the date of redemption, whether or not declared.

     During 1995, the Company adopted the Regent Communications, Inc. 1995 Employee Stock Option Plan ("Plan"). Under the Plan, options to acquire up to 200,000 shares of Class A common stock can be granted to officers and key employees at no less than the fair market value of the stock on the date of grant. The Plan permits the granting of non-qualified stock options as well as incentive stock options. Options are exercisable in five equal annual installments commencing on the second anniversary of the date of grant. The Plan will terminate no later than September 19, 2004. Information pertaining to the Plan for the year ended December 31, 1995 and the nine month period ended September 30, 1996 is as follows:

                                                       NUMBER OF
                                                        SHARES      OPTION PRICE
                                                       ---------    ------------
     1995:
         Outstanding at beginning of year                  -
         Granted                                        59,500     $     10
         Exercised                                         -
         Surrendered                                    (8,000)
         Outstanding at end of year                     51,500     $     10
         Exercisable at end of year                        -
         Available for grant at end of year            148,500

    1996:
         Outstanding at beginning of year               51,500     $     10
         Granted                                        61,000     $     15
         Exercised                                         -
         Surrendered                                    20,000     $ 10 -15
         Outstanding at end of year                     92,500     $ 10 -15
         Exercisable at end of year                        -
         Available for grant at September 30, 1996     107,500


    In 1995, a key employee of the Company was granted options to purchase 100,000 shares of Class A stock at a price of $15 per share. Options vest in five equal annual installments and the full grant may be exercised five years after the date of grant.

    Options to purchase 50,000 shares of Class A common stock at $10 per share any time after September 1, 1996 and before September 1, 1999 and options to purchase 50,000 shares of Class B stock at $.011 per share on October 1, 2003 have been granted to the Company's president. If certain performance criteria are met, the options to purchase Class B shares may be exercised in 1997.

7.  INCOME TAXES:

    The Company recorded no income tax expense or benefit for the years ended December 31, 1994 and 1995 and for the nine month periods ended September 30, 1995 and September 30, 1996.

    The provisions for income tax differs from the amount computed by applying the statutory federal income tax rate due to the following:

                                                                  NINE MONTH
                                      YEAR ENDED    YEAR ENDED   PERIOD ENDED
                                     DECEMBER 31,  DECEMBER 31,  SEPTEMBER 30,
                                          1994         1995          1996
                                     ------------  ------------  -------------
    Federal income taxes benefit
    (expense) at the statutory rate  $    984,368  $  1,080,293  $    (179,404)
    Amortization not deductible           (33,776)     (108,484)       (80,213)
    Other                                 (12,243)      (18,256)       (13,951)
    Change in valuation allowance        (938,349)     (953,553)       273,568
                                     ------------  ------------  -------------

                                     $      0      $      0      $        0
                                     ------------  ------------  -------------
                                     ------------  ------------  -------------





   Components of the Company's deferred tax assets and liabilities are as follows:

                                                   DECEMBER 31,  SEPTEMBER 30,
                                                       1995           1996
                                                   ------------  -------------



    Deferred tax assets:
      Net operating loss carryforward              $  2,065,000  $   3,045,000
      Intangible assets                                  77,237        111,670
      Allowance for doubtful accounts                   101,782        166,038
      Other                                                             76,333
                                                   ------------  -------------

                                                      2,244,019      3,399,041


    Deferred tax liabilities:
      Property and equipment                            235,672      1,744,747
    Other                                                89,857          9,372
                                                   ------------  -------------

                                                        325,529      1,754,119

    Valuation allowance                              (1,918,490)    (1,644,922)
                                                   ------------  -------------
       Net                                         $      0      $       O
                                                   ------------  -------------
                                                   ------------  -------------

    The Company has cumulative tax loss carryforwards of approximately $5,900,000 and $8,700,000 at December 31, 1995 and September 30, 1996,
    respectively. The loss carryforwards will expire in the years 2008 through 2011.

8.  LONG-TERM DEBT:

    Long-term debt consists of the following:

                                                   DECEMBER 31,  SEPTEMBER 30,
                                                       1995           1996
                                                   ------------  -------------

    Variable rate Term Loan (7.875% and 8.117%
        at December 31, 1995 and September 30,
        1996, respectively)                        $ 25,000,000  $  24,000,000
    7.5% Seller Note                                    650,000        552,500
    Variable rate Subordinated Seller Note            2,000,000      2,000,000
    11.0% Subordinated Seller Note                    5,000,000      5,000,000
                                                   ------------  -------------

                                                     32,650,000     31,552,500


    Less current maturities                            (513,929)    (2,038,216)
                                                   ------------  -------------

    Total long-term debt                           $ 32,136,071  $  29,514,284
                                                   ------------  -------------
                                                   ------------  -------------


    Future maturities of long-term debt at September 30, 1996 are as follows:

    1996 (three months)                                            $   403,929
    1997                                                             2,455,716
    1998                                                             3,585,716
    1999                                                             4,635,716
    2000                                                            10,871,423
    Thereafter                                                       9,600,000

    On October 25, 1995, the Company entered into a $65,000,000 credit agreement, subsequently amended (the "Credit Agreement"), comprised of a $25,000,000 Term Loan and a $40,000,000 Revolving Loan Commitment. The Company made a $1,000,000 prepayment of the Term Loan in May 1996 and is required to make quarterly payments of $300,000 on the Term Loan beginning December 31, 1996 that increase quarterly beginning December 31, 1997 through September 30, 2002. The Revolving Loan Commitment will be reduced on December 31, 1996 by $62,500 and will be reduced by increasing quarterly amounts thereafter through September 30, 2002. Loans under the Credit Agreement bear interest at the option of the Company at a rate equal to either (i) a base rate, defined as the higher of US prime rate and the overnight Federal Funds rate plus 1/2 of 1% per annum, plus the applicable margin (as defined below) or (ii) the adjusted London interbank offered rate ("LIBOR") plus the applicable margin. Applicable margin means a percentage per annum determined by reference to the consolidated total debt ratio, ranging from 3/4% to 2.00% for base rate advances and from 1.75% to 3.00% for LIBOR rate advances.

    The applicable margin for the Credit Agreement is adjusted each quarter to the extent required. At December 31, 1995 and September 30, 1996, the applicable margin was 2.00% and 2.25%, respectively, for the Company's LIBOR rate advance. The Company is required to pay commitment fees equal to 1/2% per annum on the aggregate unused portion of the aggregate commitment on the Term Loan and the Revolving Loan Commitment. The Company may prepay the Credit Agreement at any time without premium or penalty.

    Indebtedness under the Credit Agreement is collateralized by liens on substantially all of the assets of the Company and its operating subsidiaries and by a pledge of the operating subsidiaries' stock, and is guaranteed by those subsidiaries. The Credit Agreement contains restrictions pertaining to, among other things, the maintenance of certain financial ratios, capital expenditures, payment of dividends and incurrence of additional indebtedness. Restrictions pertaining to financial ratios include maintenance of total debt (as defined) to adjusted operating cash flow (as defined) less than 6.00 to 1 for the quarter ended September 30, 1996. Such ratio will be reduced to 4.5 to 1 at December 31, 1997 and 3.5 to 1 beginning September 30, 1998 and thereafter.

    In connection with the Credit Agreement, the Company recorded an extraordinary loss on the early retirement of debt in the amount of $227,752 for the year ended December 31, 1995.

    The Company entered into an interest rate protection agreement as required by the Credit Agreement on the notional amount of $25,000,000 for a three year period ending October 30, 1998. This agreement provides protection against the rise in the LIBOR rate beyond a level of 7%. The agreement requires the Company to make quarterly payments of $18,631 which are recognized as a component of interest expense.

    In 1995, in connection with the acquisition of stations, the Company issued to the seller a subordinated promissory note for $5,000,000. The note bears interest at a fixed rate of 11% and requires annual payments of principal and interest beginning no earlier than March 31, 1997, subject to borrowing availability under the Credit Agreement. A key employee of the Company holds a 5% interest in the note.

    In 1994, in connection with a station acquisition, the company issued to the seller a subordinated promissory note, as amended, for $650,000. The note bears interest at a fixed rate of 7.5% and requires quarterly interest payments until February 28, 1997. Quarterly principal payments of $32,500 began on February 1, 1996, with the final principal payment due February 28, 1997.

    In 1994, in connection with a station acquisition, the Company issued to the seller a subordinated promissory note for $2,000,000. The note bears interest at the prime rate plus 2%, however, the rate will not be less than 8% nor more than 10.5%. Principal payments are due in quarterly installments of $71,428 beginning November 1996 until December 31, 2000, at which time all outstanding principal is due and payable.

    Based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the fair values of the Company's long-term debt and interest rate protection agreement approximate current carrying value.

9.  EMPLOYMENT AGREEMENTS:

    The Company has employment agreements with its president and its chief operating officer, which provide, among other things, base salary and an incentive cash bonus determined at the discretion of the board of directors. In the event employment of the president is terminated prior to expiration of this agreement, all shares of the Company common stock held by the president shall be repurchased by the Company at fair market value.

10. EMPLOYEE BENEFIT PLAN:

    During 1994, the Company adopted a 401 (k) plan which covers all eligible employees. The Company may make a matching contribution in any year at the discretion of the board of directors. Company contributions to the plan were $6,205 and $34,655 for the years ended December 31, 1994 and 1995 and $26,590 and $58,300 for the nine month periods ended September 30, 1995 and September 30, 1996, respectively.

11. RELATED PARTY TRANSACTIONS:

    A director of the Company is associated with a private investment firm that rendered financial advisory services in connection with the Credit Facility and the 1995 Series offering. For such services, the company paid $266,665 in cash and issued 8,889 shares of the 1995 Series of preferred stock.

    In August 1994, the Company received a promissory note for $400,000 from the Company's president for the purchase of 32,000 shares of the 1994 Series of preferred stock. The note bears interest at the prime rate and was paid in full during 1996.

    The Company incurred fees in connection with the organization of the Company and subsequent stock offerings for services provided by a private investment firm owned by two of the Company's directors. Total fees for these services were $20,000 in 1994. The firm also provided financial advisory services to the Company for $40,000 per year in 1994 and 1995 and $30,000 for the nine month periods ended September 30, 1995 and 1996.

12. COMMITMENTS AND CONTINGENCIES:

    The Company and its subsidiaries lease certain land and facilities used in their operations. Future minimum rentals under all noncancelable operating leases as of September 30, 1996 are payable as follows:

    1996 (three months)                              $  224,261
    1997                                                953,594
    1998                                                776,427
    1999                                                628,209
    2000                                                583,566
    Thereafter                                        2,370,636

    Rental expense was approximately $837,000 and $1,039,000 for the years ended December 31, 1994 and 1995 and $692,000 and $1,341,000 for the nine month periods ended September 30, 1995 and 1996, respectively, including payments under time brokerage agreements and joint sales agreements.

13. BARTER TRANSACTIONS:

    For the years ended December 31, 1994 and 1995 and for the nine month periods ended September 30, 1995 and 1996, barter revenue was approximately $537,000, $1,150,000, $761,000 and $897,000, respectively and barter expense was approximately $567,000 $1,131,000, $738,000 and $905,000, respectively.

    Included in accounts receivable and accounts payable in the consolidated balance sheet at December 31, 1995 and September 30, 1996 are barter accounts receivable (merchandise or services due the Company) of approximately $413,000 and $476,000 and barter accounts payable (air time due supplier of merchandise or service) of approximately $419,000 and $529,000, respectively.
                                          18

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
             UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            as of September 30, 1996
                                 (in thousands)

                                            Jacor/Noble/                    (1)          (1)
                                         Citicasters/Gannett              Regent     Acquisition         Total
                                              Combined        Regent     Proforma     Proforma         Combined
                                              Pro Forma     Historical  Adjustments  Adjustments       Pro Forma
                                              ---------     ----------  -----------  -----------       ---------
ASSETS
 Current assets:
  Cash and cash equivalents                     $52,821       $1,237            -             -         $54,058
  Accounts receivable                            70,782        6,353          350             -          77,485
  Other current assets                           12,897          319          (10)            -          13,206
                                            -----------     --------     --------     ---------     -----------
     Total current assets                       136,500        7,909          340             -         144,749

 Property and equipment, net                    130,758        9,710        1,275             -         141,743
 Intangible assets, net                       1,351,931       61,597       34,145       108,262       1,555,935
 Other assets                                    98,032          200            -             -          98,232
                                            -----------     --------     --------     ---------     -----------
                                             $1,717,221      $79,416      $35,760      $108,262      $1,940,659
                                            -----------     --------     --------     ---------     -----------
                                            -----------     --------     --------     ---------     -----------

LIABILITIES & SHAREHOLDERS' EQUITY
 Current liabilities:

  Accounts payable, accrued expenses
   and other current liabilities                $51,898       $7,278         $530             -         $59,706
                                            -----------     --------     --------     ---------     -----------
     Total Current Liabilities                   51,898        7,278          530             -          59,706
 Long-term debt debt                            626,250       29,514       34,486        19,484         709,734
 5.5% Liquid Yield Option Notes                 117,090                                                 117,090
 Deferred taxes and other liabilities           393,728            -            -        30,630         424,358
                                            -----------     --------     --------     ---------     -----------
   TOTAL LIABILITIES                          1,188,966       36,792       35,016        50,114       1,310,888

 Shareholders' equity:
  Common stock, $.01 par value including
     Additional paid-in capital                 430,619       48,087            -        48,429         527,135
  Common stock warrants                          72,644            -            -         5,000(2)       77,644
  Retained earnings                              24,992       (5,463)         744         4,719          24,992
                                            -----------     --------     --------     ---------     -----------
     TOTAL SHAREHOLDER'S EQUITY                 528,255       42,624          744        58,148         629,771
                                            -----------     --------     --------     ---------     -----------
                                             $1,717,221      $79,416      $35,760      $108,262      $1,940,659
                                            -----------     --------     --------     ---------     -----------
                                            -----------     --------     --------     ---------     -----------

See accompanying notes to unaudited proforma condensed consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
        UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          Year ended December 31, 1995
                     (in thousands , except per share data)



                                   Jacor/Noble/                        (3)
                                Citicasters/Gannett   Regent       Acquisition      Total
                                     Combined         Regent        Proforma      Proforma        Combined
                                     Pro Forma      Historical     Adjustments   Adjustments      Pro Forma
                                     ---------      ----------     -----------   -----------      ---------
Net revenue                           $306,769        $17,257        $19,171             -        $343,197
Broadcast operating expenses           203,247         14,660         13,020             -         230,927
Depreciation and amortization           46,053          3,316          4,278        (1,675)(4)      51,972
Corporate general and
  administrative expenses                6,655            740            563        (1,303)(5)       6,655
                                     ---------       --------       --------       -------       ---------
   Operating income                     50,814         (1,459)         1,310         2,978          53,643

Interest expense                       (60,438)        (1,399)        (3,743)       (1,328)(6)     (66,908)
Interest and investment income             870              -              -             -             870
Other income (expense), net               (762)             -              -             -            (762)
                                     ---------       --------       --------       -------       ---------

  Income (loss) before
    Income taxes and
    extraordinary items                 (9,516)        (2,858)        (2,433)        1,650         (13,157)

Income tax (expense) credit             (1,796)             -              -         1,150(7)         (646)
                                     ---------       --------       --------       -------       ---------
  Income (loss) before
    extraordinary items               ($11,312)       ($2,858)       ($2,433)       $2,800        ($13,803)
                                     ---------       --------       --------       -------       ---------
                                     ---------       --------       --------       -------       ---------



  Income per common share               ($0.38)                                                     ($0.41)

Number of common shares
  used in per share
  computations                          30,158                                                      33,708(8)

See accompanying notes to unaudited proforma condensed consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
        UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      Nine months ended September 30, 1996
                      (in thousands, except per share data)


                                       Jacor/Noble/                       (3)
                                    Citicasters/Gannett                 Regent        Acquisition    Total
                                         Combined       Regent         Proforma        Proforma    Combined
                                         Pro Forma    Historical      Adjustments     Adjustments  Pro Forma
                                         ---------    ----------      -----------     -----------  ---------
Net revenue                              $242,599       $23,198         $6,315             -       $272,112
Broadcast operating expenses              167,432        19,069          4,054             -        190,555
Depreciation and amortization              34,648         4,226          1,483        (1,256)(4)     39,101
Corporate general and
  administrative expenses                   5,559         1,177              -        (1,177)(5)      5,559
                                         --------       -------       --------       -------       --------
  Operating income                         34,960        (1,274)           778         2,433         36,897

Interest expense                          (44,845)       (2,274)        (1,582)         (996)(6)    (49,697)
Interest and investment income              2,539             -              -             -          2,539
Other income (expense), net                   348         4,060         (4,237)            -            171
                                         --------       -------       --------       -------       --------
  Income (loss) before
    Income taxes and
    extraordinary items                    (6,998)          512         (5,041)        1,437        (10,090)

Income tax (expense) credit                 1,320             -              -         1,000(7)       2,320
                                         --------       -------       --------       -------       --------
  Income (loss) before
    extraordinary items                   ($5,678)         $512        ($5,041)       $2,437        ($7,770)
                                         --------       -------       --------       -------       --------
                                         --------       -------       --------       -------       --------



  Income per common share                  ($0.23)                                                   ($0.27)

Number of common shares
  used in per share
  computations                             24,880                                                    28,430(8)

See accompanying notes to unaudited proforma condensed consolidated financial statements.

              NOTES TO UNAUDITED PROFORMA FINANCIAL INFORMATION


The unaudited pro forma financial information (the Pro Forma Financial information) is based on the historical financial statements of Jacor, Noble, Citicasters, selected Gannett Radio stations and Tampa television divestiture ("Gannett Swap Transaction") and Regent and has been prepared to illustrate the effects of the Regent Communications acquisition. Jacor completed the Noble, Citicasters and the Gannett Swap Transaction in 1996 and previously filed pro forma financial information related to those transactions.

(1) The adjustments to record the allocation of the purchase price of Regent to the estimated fair value of the assets acquired and the liabilities assumed and the recording of goodwill associated with the acquisition as if it occurred on September 30, 1996 are as follows:


Property and equipment                                             $10,985
Contracts broadcasting licenses
  and other intangibles                                            204,004
Cash                                                                 1,237
Deferred charges and other assets                                    7,212
Long term debt issuance                                           ($19,484)
Long term debt assumed                                             (64,000)
3.55 million shares of common stock issued                         (96,516)
Common stock warrants                                               (5,000)
Deferred taxes                                                     (30,630)
Other liabilities                                                   (7,808)

2) Adjustment represents the value assigned to the warrants to be issued to Regent shareholders in connection with the acquisition. The warrants will be exercisable for 500,000 shares of common stock at an exercise price of $40 per full share.

3) Reflects the 1995 and 1996 purchases and dispositions of radio properties by Regent as if they had occurred on January 1, 1995.

4) Represents the adjustment to amortization to reflect the amortization of intangibles related to the Regent acquisition over 40 years.

5) Represents the elimination of Regent corporate overhead for redundant costs.

6) Represents the adjustment to interest expense associated with the borrowings under a bank credit facility nessecary to complete the acquisition of Regent using an assumed rate of 8%.

(7) To provide for the tax effect of pro forma adjustments using an estimated statutory rate of 40%. The acquisition pro forma adjustments include non-deductible amortization of goodwill.

(8) Reflects the additional shares of Jacor common stock issued in the acquisition.

PROFORMA ADJUSTMENTS

12/31/95
PURCHASE PRICE

Purchase price                                                     185,000
Debt assumed                                                       (64,000)
3.55 million shares @ 27 3/16                                      (96,516)
Options                                                             (5,000)
Shortfall in stock price                                           (19,484)
                                                                  ---------
                                                                         0

AMORTIZATION AND DEPRECIATION EXPENSE:

PURCHASE PRICE ALLOCATION:
Purchase price                                                     185,000
PP&E purchased                                                     (10,985)
Working capital purchased                                             (641)
                                                                  ---------
                                                                   173,374
Book value of intangibles                                          (85,860)
                                                                  ---------
                                                                    87,514
@35%                                                                30,630

Total Intangibles                                                  204,004

12/95
@40 years                                                            5,100
Depreciation per Regent                                                819
                                                                  ---------
                                                                     5,919

09/95
@40 years                                                            3,825
Depreciation per Regent                                                270
                                                                  ---------
                                                                     4,095

INTEREST EXPENSE
12/95
64 million @ 8%                                                      5,120
19.5 million @ 8%                                                    1,559
less committment fee
84.5 million @ 1/4%                                                   (209)
                                                                  ---------
                                                                     6,470
09/96
64 million @ 8%                                                      3,840
19.5 million @ 8%                                                    1,169
less committment fee                                                     0
84.5 million @ 1/4%                                                   (157)
                                                                  ---------
                                                                     4,852

---------------------------------------------------------------------------
---------------------------------------------------------------------------

PROFORMA TAX EFFECT - 12/31/95:
Pretax earnings - acquisition adjustments                            1,650
                                                                    (2,433)
                                                                    (2,858)
30,630 / 40 yrs                                                        766
                                                                  ---------
                                                                    (2,875)
@40%                                                                (1,150)

09/96
Pretax earnings - acquisition adjustments                            1,437
                                                                    (5,041)
                                                                       512
30,630 / 40 yrs                                                        574
                                                                  ---------
                                                                    (2,517)
@40%                                                                (1,007)